Exhibit 10.4

FIRST AMENDMENT TO THE MANAGEMENT

AND TECHNICAL SERVICES AGREEMENT BETWEEN

CROWN RESOURCES CORP. OF COLORADO AND

SOLITARIO RESOURCES CORPORATION DATED JANUARY 1, 1994

Dated March 25, 1999

Whereas the Company and Crown Resources Corp. of Colorado (ACrown@) entered into a Management and Technical Services Agreement (the AAgreement@) dated January 1, 1994 which provided that Crown would provided, management, administrative, accounting, treasury, and technical services to Solitario; and

the Agreement is hereby amended as follows:

Paragraph 2 (b) shall be deleted and be replaced by the following:

(b)     Service Fees. In addition to payment or reimbursement of Costs paid by Crown, Solitario shall pay to Crown service fees as follows:

(1)     an operations management fee equal to 2% of the costs paid by Crown on behalf of Solitario and reimbursable to Crown by Solitario pursuant to paragraph 2 (a), and

(2)     an operations management fee equal to 2% of the costs paid directly by Solitario pursuant to paragraph 2 (a), and

(3)     Solitario will reimburse Crown an amount equal to one-half of the following costs; salaries and benefits of Denver and Houston personnel, Denver and Houston office rent, insurance, and investor relations meeting expenses (trade shows).

(4)     Service fees shall be paid monthly in arrears within fifteen (15) days after receipt by Solitario of Crown=s invoice for the same. Service fee rates shall be subject to review annually and revised by mutual agreement of Crown and Solitario.

Paragraph 11 shall deleted and replaced by the following:

11.     Term and Termination. This agreement shall commence on April 1, 1999, and shall remain in effect for a term of three (3) years (the APrimary Term@) and shall continue thereafter until terminated on the last day of any month occurring on or after the last of the Primary Term if Solitario or Crown elects to terminate this Agreement and gives at least one hundred eighty (180) days= prior written notice of such termination, specifying the date of such termination, to the other. Both parties may terminate or modify the agreement by mutual consent at any time.

Paragraph 13, Notices, is modified to change the addresses of both Crown and Solitario to 1675 Broadway, Suite 2400, Denver, CO 80228, and the phone numbers to (303) 534-1030.

All other terms and conditions of the Agreement remain the same.

EXECUTED as of the day first written above.

by: Crown Resources Corp. of Colorado                 by: Solitario Resources Corporation

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